Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report of Home BancShares, Inc. on Form 8-K of our report dated March 27, 2013, relating to the consolidated financial statements of Liberty Bancshares, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, included in Amendment No. 1 to the Registration Statement of Home BancShares, Inc. on Form S-4 (Registration No. 333-189930) filed with the Securities and Exchange Commission.

/s/ Kemp & Company, a Professional Association

Little Rock, Arkansas

October 24, 2013